Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As previously reported, on July 29, 2013, Community Health Systems, Inc. (“CHS”), FWCT-2 Acquisition Corporation, an indirect, wholly-owned subsidiary of CHS (“Merger Sub”), and Health Management Associates, Inc. (“HMA”) entered into an Agreement and Plan of Merger (as amended on September 24, 2013, the “Merger Agreement”). On January 27, 2014 (the “Effective Date”), pursuant to the Merger Agreement, Merger Sub merged with and into HMA, with HMA becoming an indirect, wholly-owned subsidiary of CHS (the “Merger”).

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of CHS and HMA identified in the following paragraph. We derived the following unaudited pro forma condensed financial statements by applying pro forma adjustments to our historical consolidated financial statements and HMA’s historical consolidated financial statements. The effects of the transactions related to the Merger have been prepared using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed statements of operations data for the periods presented give effect to the transactions related to the Merger as if they had been consummated on January 1, 2013, the beginning of the earliest period presented. The unaudited pro forma condensed statement of operations for the six months ended June 30, 2014 includes the pre-acquisition results of operations for HMA for the period from January 1, 2014 through the Effective Date of the Merger. As a condition to approval of the Merger, the Federal Trade Commission has required CHS to divest of two of the HMA hospitals. Subsequent to the Merger, CHS made the decision to sell one other smaller hospital of HMA. The results of operations for these hospitals have been classified as discontinued operations in the historical CHS condensed consolidated statement of income for the six months ended June 30, 2014 from the Effective Date of the acquisition through June 30, 2014. The results of operations for these hospitals prior to the acquisition in the historical HMA condensed consolidated statements of income have not been reclassified to discontinued operations as their impact would be immaterial. In accordance with Article 11 of Regulation S-X, a pro forma balance sheet is not required as the transactions related to the Merger were reflected in the CHS unaudited June 30, 2014 condensed consolidated balance sheet.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should also be read in conjunction with these unaudited pro forma condensed financial statements. You should also read this information in conjunction with the:

•	Separate unaudited condensed historical financial statements of CHS as of and for the six month period ended June 30, 2014, as reported in its Quarterly Report on Form 10-Q;

•	Separate audited historical financial statements of CHS as of and for the fiscal year ended December 31, 2013, as reported in its Annual Report on Form 10-K filed with the SEC on February 26, 2014, and as updated in this Current Report on Form 8-K filed on September 17, 2014; and

•	Separate audited historical financial statements of HMA as of and for the fiscal year ended December 31, 2013, as reported by CHS in its Current Report on Form 8-K filed on January 28, 2014, as amended on April 10, 2014.

The pro forma adjustments related to the purchase price allocation and financing of the Merger are preliminary and subject to revision as additional information becomes available and as additional analyses are performed. Such adjustments reflect the current preliminary allocation of the purchase price to the acquired assets and assumed liabilities based on the estimate of fair values. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation.

The unaudited pro forma condensed financial statements should not be considered indicative of actual results that would have been achieved had the Merger been consummated on the date or for the periods indicated and do not purport to indicate consolidated results of operations as of any future date of any future period. The unaudited pro forma condensed financial statements are based upon currently available information and estimates and assumptions that management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result or have resulted from the Merger. The unaudited pro forma condensed financial statements do not reflect certain non-recurring costs related to the Merger such as cash expenditures for restructuring and integration activities.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the year ended December 31, 2013

(In millions, except share and per share data)

	Historical CHS	Historical HMA	Adjustments		Pro Forma Combined
Operating revenues (net of contractual allowances and discounts)	$14,853	$6,701	$—		$21,554
Provision for bad debts	2,034	1,159	—		3,193

Net operating revenues	12,819	5,542	—		18,361

Operating costs and expenses:
Salaries and benefits	6,107	2,670	(20	)(a)	8,757
Supplies	1,975	920			2,895
Other operating expenses	2,817	1,450	(5	)(b)	4,262
Government settlement and related costs reserve	102	—			102
Electronic health records incentive reimbursement	(162)	(100)			(262)
Rent	279	168			447
Change in control and other related expense	—	133			133
Depreciation and amortization	771	391	(44	)(c)	1,118
Interest expense	—	281	(281	)(d)	—

Total operating costs and expenses	11,889	5,913	(350)		17,452

Income (loss) from operations	930	(371)	350		909
Interest expense, net	613	—	139	(e)	1,033
			281	(d)
Loss from early extinguishment of debt	1	—	—		1
Equity in earnings of unconsolidated affiliates	(42)	—	—		(42)
Impairment of long-lived assets	12	—	—		12

Income (loss) from continuing operations before income taxes	346	(371)	(70)		(95)
Provision (benefit) for income taxes	104	(135)	(27	)(f)	(58)

Income (loss) from continuing operations	242	(236)	(43)		(37)

Discontinued operations, net of taxes:
Loss from operations of entities held for sale	(21)	(6)	—		(27)
Impairment of hospitals held for sale	(4)	—	—		(4)

Loss from discontinued operations, net of taxes	(25)	(6)	—		(31)

Net income (loss)	217	(242)	(43)		(68)
Less: Net income (loss) attributable to noncontrolling interests	76	19			95
Less: Accretion of redeemable equity securities		68			68

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$141	$(329)	$(43)		$(231)

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (1):
Continuing operations	$1.80				$(1.79)
Discontinued operations	(0.27)				(0.28)

Net income	$1.52				$(2.08)

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (1):
Continuing operations	$1.77				$(1.79)
Discontinued operations	(0.27)				(0.28)

Net income	$1.51				$(2.08)

Weighted-average number of shares outstanding:
Basic	92,633,332		18,364,420	(g)	110,997,752

Diluted	93,815,013		17,182,739	(g)	110,997,752

(1)	Total per share amounts may not add due to rounding.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the six months ended June 30, 2014

(In millions, except share and per share data)

	Historical CHS	Historical HMA (2)	Adjustments		Pro Forma Combined
Operating revenues (net of contractual allowances and discounts)	$10,420	$450	$—		$10,870
Provision for bad debts	1,456	75	—		1,531

Net operating revenues	8,964	375	—		9,339

Operating costs and expenses:
Salaries and benefits	4,225	197	(22	)(h)	4,400
Supplies	1,371	63			1,434
Other operating expenses	2,141	135	(73	)(h)	2,203
Electronic health records incentive reimbursement	(124)	—			(124)
Rent	210	14			224
Depreciation and amortization	537	29	(4	)(c)	562
Amortization of software to be abandoned	75				75
Interest expense	—	22	(22	)(d)	—

Total operating costs and expenses	8,435	460	(121)		8,774

Income (loss) from operations	529	(85)	121		565
Interest expense, net	478	—	6	(e)	506
			22	(d)
Loss from early extinguishment of debt	73	—	—		73
Equity in earnings of unconsolidated affiliates	(22)	—	—		(22)
Impairment of long-lived assets	24	—	—		24

Income (loss) from continuing operations before income taxes	(24)	(85)	93		(16)
Provision (benefit) for income taxes	(24)	(30)	35	(f)	(19)

Income (loss) from continuing operations	—	(55)	58		3

Discontinued operations, net of taxes:
Loss from operations of entities held for sale	(5)	—	—		(5)
Impairment of hospitals held for sale	(22)	—	—		(22)

Loss from discontinued operations, net of taxes	(27)	—	—		(27)

Net income (loss)	(27)	(55)	58		(24)
Less: Net income (loss) attributable to noncontrolling interests	43	1			44

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$(70)	$(56)	$58		$(68)

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (1):
Continuing operations	$(0.39)				$(0.36)
Discontinued operations	(0.25)				(0.24)

Net income	$(0.64)				$(0.60)

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (1):
Continuing operations	$(0.39)				$(0.36)
Discontinued operations	(0.25)				(0.24)

Net income	$(0.64)				$(0.60)

Weighted-average number of shares outstanding:
Basic	109,617,014		2,724,392	(g)	112,341,406

Diluted	109,617,014		2,724,392	(g)	112,341,406

(1)	Total per share amounts may not add due to rounding.
(2)	Includes the pre-acquisition results of operations for HMA for the period from January 1, 2014 through January 27, 2014, the effective date of the Merger.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Note 1. Description of the Transaction

On January 27, 2014, CHS completed the HMA merger by acquiring all the outstanding shares of HMA’s common stock for approximately $7.3 billion, including the assumption of approximately $3.8 billion of existing indebtedness, and for consideration for each share of HMA’s common stock consisting of $10.50 in cash, 0.06942 of a share of the Company’s common stock, and one contingent value right (“CVR”). The CVR entitles the holder to receive a cash payment of up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to HMA, as defined in the CVR agreement.

In connection with the Merger, CHS and CHS/Community Health Systems, Inc. entered into a third amendment and restatement of its credit facility (the “Credit Facility”), providing for additional financing and recapitalization of certain of CHS’ term loans, including (i) the replacement of the revolving credit facility with a new $1.0 billion revolving facility maturing in 2019 (the “Revolving Facility”), (ii) the addition of a new $1.0 billion Term A facility due 2019 (the “Term A Facility”), (iii) a Term D facility in an aggregate principal amount equal to approximately $4.6 billion due 2021 (which includes certain term C loans that were converted into such Term D facility (collectively, the “Term D Facility”)), (iv) the conversion of certain term C loans into Term E Loans and the borrowing of new Term E Loans in an aggregate principal amount of approximately $1.7 billion due 2017 and (v) the addition of flexibility commensurate with CHS’ post-acquisition structure. In addition to funding a portion of the consideration in connection with the Merger, some of the proceeds of the Term A Facility and Term D Facility were used to refinance the outstanding $637 million existing Term A facility due 2016 and the $60 million of term B loans due 2014, respectively. In connection with the Merger, CHS also issued: (i) $1.0 billion aggregate principal amount of 5.125% Senior Secured Notes due 2021 and (ii) $3.0 billion aggregate principal amount of 6.875% Senior Notes due 2022.

Note 2. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed financial statements (the “Statements”) have been derived from the historical consolidated financial statements of CHS and HMA as noted above.

The Merger is reflected in the Statements as an acquisition of HMA by CHS using the acquisition method of accounting, in accordance with business combination accounting guidance under accounting principles generally accepted in the United States (“GAAP”). Under these accounting standards, the total estimated purchase price was calculated as described in the Merger Agreement, and the assets acquired and the liabilities assumed are measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, CHS has applied the accounting guidance under GAAP for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions in connection with the Merger, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be revised as additional information becomes available and as valuation work is performed. The final purchase price allocation will be determined after the completion of all valuation work and internal analysis, and the final allocations may differ materially from those presented.

The Merger was effective January 27, 2014 and subsequent to that date HMA is included in the Company’s financial position and results of operations. A pro forma balance sheet is not presented herein as the Merger has already been reflected in the unaudited June 30, 2014 balance sheet of CHS.

Note 3. Change in Control and Other Costs

On June 25, 2013, Glenview Capital Management, LLC and certain of its affiliated investment funds (collectively, “Glenview”) filed with the Securities and Exchange Commission (“SEC”) a preliminary consent solicitation statement which, among other things, sought consent from HMA stockholders to remove all of the members of HMA’s then existing Board of Directors and replace them with the Glenview nominees. On July 19, 2013, Glenview filed its definitive consent solicitation statement with the SEC and solicited consent from the HMA stockholders (the “Glenview Consent Solicitation Process”). As a result of the Glenview Consent Solicitation Process, on August 16, 2013, all of the incumbent members of HMA’s Board of Directors were removed and replaced by the Glenview Nominees. This constituted a change in control (the “Change in Control”) pursuant to the Health Management Associates, Inc. amended and restated 1996 Executive Incentive Compensation Plan (“EICP”) and the 2006 Outside Director Restricted Stock Award Plan (“2006 Director Plan”). As a result of this Change in Control and pursuant to the terms of the EICP and 2006 Director Plan and the applicable award agreements, all of the outstanding and unvested equity and performance cash awards held became vested. At such time an aggregate of approximately 7.3 million shares of HMA common stock were subject to unvested restricted stock and deferred stock awards. The vesting of the stock resulted in the recognition by HMA of approximately $42 million of incremental stock compensation expense.

In addition, holders of stock options issued under the EICP were entitled to receive a cash payment due to the Change in Control and based on terms as defined in the EICP. This cash payment resulted in recognition by HMA of approximately $4 million of incremental compensation expense.

Finally, certain HMA employees held an aggregate of approximately $39 million of unvested cash awards issued under the EICP. All such awards immediately vested upon the Change in Control.

Related to the Merger Agreement and the Glenview Consent Solicitation Process, HMA incurred substantial costs associated with various advisors, including bankers, attorneys and others, and HMA also entered into certain retention and severance agreements with key personnel. Outside fees associated with these events were approximately $12 million for the year ended December 31, 2013. Severance and retention costs were approximately $15 million for the year ended December 31, 2013.

All of the above items have been recognized as “Change in control and other related expense” by HMA during the year ended December 31, 2013 and in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2013.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to HMA’s assets and liabilities to a preliminary estimate of their fair values, to reflect financing transactions associated with the Merger, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to tangible and intangible assets, to reflect other transactions directly related to the Merger, and to reflect the income tax effects related to the pro forma adjustments. There were no intercompany transactions between CHS and HMA. Certain pro forma adjustments were required to conform HMA’s accounting policies and presentation to CHS’s accounting policies and presentation.

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the transactions related to the Merger were completed on January 1, 2013 for income statement purposes, and reflect the following adjustments.

(a)	To record the elimination of salaries and benefits for actual costs incurred related to (1) 49 HMA corporate officers and employees who were covered by change in control arrangements, and whose employment did not continue beyond the date of the Merger and whose positions were not replaced, and (2) two other HMA officers who terminated their employment with HMA prior to the Merger and whose positions were not replaced. Management believes that the positions eliminated will have no impact on the revenue-generating activities subsequent to the Merger.

(b)	To record the elimination of duplicate board of directors’ fees and directors’ and officers’ insurance expense less the incremental increase in the post-Merger directors’ and officers’ insurance expense.

(c)	To adjust depreciation and amortization expense based on the estimated fair value adjustment to acquired long-lived assets. The depreciation expense component is related to the net write-down of HMA’s property and equipment to fair market value. A change in building fair value of $10 million, using an estimated weighted-average useful life remaining of 20 years, will affect depreciation expense by approximately $0.5 million annually. A change in equipment fair value of $10 million, using an estimated weighted-average useful life remaining of 8 years, will affect depreciation by approximately $1.3 million annually.

The amortization expense component of the adjustment is related to the write-up of identifiable intangible assets. Management believes such intangible assets will principally relate to certificates of need, licenses and permits and will have a useful life of approximately 3 years.

(d)	The unaudited pro forma adjustment conforms the HMA presentation of interest expense to the CHS presentation.

(e)	To record estimated interest expense based upon the new debt structure as follows (in millions):

	Year ended December 31, 2013	Six months ended June 30, 2014
Bank Loans	$287	$144
Notes	585	293
Capital leases, other debt and fees	34	16
Deferred loan costs	45	22
Interest rate swaps	97	36

Total interest costs	1,048	511
Less: Capitalized interest	(15)	(5)

Estimated interest expense, net	1,033	506

Less: Historical Interest expense, net
CHS	(613)	(478)
HMA	(281)	(22)

Net interest expense adjustment	$139	$6

For purposes of these unaudited pro forma condensed combined financial statements, management has calculated interest expense utilizing historical interest rate information on its existing Bank Loans and Notes and the applicable interest rates on the debt issued in connection with the Merger. Because the new loans under the New Term Loan D Facility and certain of the Extended Term Loans (included in Bank Loans above) are subject to a LIBOR floor of 100 basis points, a fluctuation in our assumed interest rate with regard to the LIBOR component of the interest rate for purposes of these pro forma financial statements of 0.125% on the New Term Loan D Facility would have no effect on interest expense as calculated in the pro forma adjustment.

The adjustments above also eliminate the effect of the HMA ineffective interest rate swap agreement that is recorded as a component of interest expense.

(f)	To record the income tax effects of the pro forma statement of income adjustments using a combined statutory federal and state tax rate of 37.4%.

(g)	To record the cancellation of all outstanding shares of HMA common stock and the issuance of approximately 18.4 million shares of CHS common stock. The adjustment for the six months ended June 30, 2014 reflects the impact of the weighted-average number of shares for the period through the effective date of the acquisition.

(h)	To eliminate non-recurring acquisitions and integration expenses for the transaction reflected in the historical financial statements. Such expenses primarily include transaction costs paid at closing of the Merger as well as salaries and benefits and other operating costs for certain former HMA employees and corporate departments eliminated from future operations.